                                                                     EXHIBIT 4.6

                       AMEREN ENERGY GENERATING COMPANY
                         REGISTRATION RIGHTS AGREEMENT

                                                                November 1, 2000

Lehman Brothers Inc.
Chase Securities Inc.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
BNY Capital Markets, Inc.
c/o Lehman Brothers Inc.
3 World Financial Center
New York, NY 10285

Ladies and Gentlemen:

     Ameren Energy Generating Company, an Illinois corporation (the "Company"), proposes to issue and sell severally and not jointly to Lehman Brothers Inc., Chase Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc. and BNY Capital Markets, Inc. (collectively, the "Initial Purchasers"), on the terms set forth in a note purchase agreement dated October 25, 2000 (the "Purchase Agreement"), $225,000,000 aggregate principal amount of 7.75% Senior Notes, Series A due 2005 (the "Series A Notes") and $200,000,000 aggregate principal amount of 8.35% Senior Notes, Series B due 2010 (the "Series B Notes" and collectively with the Series A Notes, the "Notes"). The Notes will be issued pursuant to an Indenture, dated as of November 1, 2000 and a First Supplemental Indenture, dated as of November 1, 2000 (collectively, the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee").

     As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Notes (including, without limitation, the Initial Purchasers) and the Exchange Notes (as defined below) (collectively, the "Holders"), as follows:

     Section 1.  Registered Exchange Offer.  The Company shall prepare and file
                 -------------------------
with the U.S. Securities and Exchange Commission (the "SEC") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an offer (the "Registered Exchange Offer") to the Holders of Transfer Restricted Notes (as defined in Section 6(d) hereof), who are not prohibited by any law or policy of the SEC from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Notes of each series, a like aggregate principal amount of notes of two series (the "Exchange Notes") of the Company issued under the Indenture and identical in all material respects to the Notes of each series that will be registered under the Securities Act, except that (a) interest thereon shall accrue from the last date on which interest has been paid on the Notes or, if no such interest has been paid, from the date of original issue of the Notes and (b) they will not contain terms with respect to transfer restrictions under the Securities Act. The Company shall use its reasonable best efforts to cause the Exchange

Offer Registration Statement to become effective under the Securities Act on or prior to 220 days after the date of original issue of the Notes and shall keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders (that period being called the "Exchange Offer Registration Period").

     If the Company effects the Registered Exchange Offer, the Company will be entitled to close the Registered Exchange Offer at the close of business on the 30th day after the commencement thereof if the Company has accepted all the Notes validly tendered by such 30th day in accordance with the terms of the Registered Exchange Offer.

     Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of the Registered Exchange Offer to enable each Holder of Transfer Restricted Notes electing to exchange those Transfer Restricted Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of that Holder's business and has no arrangement with any person to participate in the distribution of the Exchange Notes, and is not prohibited by any law or policy of the SEC from participating in the Registered Exchange Offer) to trade those Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. In connection with the Registered Exchange Offer, the Company shall use its reasonable best efforts to consummate the Registered Exchange Offer and shall comply with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable laws and regulations in connection with the Registered Exchange Offer.

     The Company acknowledges that, pursuant to current interpretations by the SEC's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (a) each Holder that is a broker-dealer electing to exchange Notes, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and in Annex C hereto in the "Plan of Distribution" section, in connection with a sale of any such Exchange Notes received by that Exchanging Dealer pursuant to the Registered Exchange Offer, and (b) if the Initial Purchasers are permitted under applicable law and applicable policies of the SEC to and elect to sell Exchange Notes acquired in exchange for Notes constituting any portion of an unsold allotment, they are required to deliver a prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with that sale.

     The Company shall include in the prospectus contained in the Exchange Offer Registration Statement a section titled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, that contains a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by that broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"), whether those positions or policies have been publicly disseminated by the staff of the SEC or, in the reasonable judgment of the Initial Purchasers based on advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the SEC.

     The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and shall amend and supplement the prospectus contained therein, in order to permit that prospectus to be lawfully delivered by the Initial Purchasers and all Exchanging Dealers subject to the prospectus delivery requirements of the Securities Act, and shall make that prospectus available to the Initial Purchasers and those Exchanging Dealers for such period of time after the consummation of the Registered Exchange Offer as those persons must comply with those requirements in order to resell the Exchange Notes.

     The Company shall make available for a period of 270 days after the consummation of the Registered Exchange Offer a copy of the prospectus, and any amendment or supplement thereto, forming part of the Exchange Offer Registration Statement, to any broker-dealer for use in connection with any resale of any Exchange Notes. The Notes and the Exchange Notes are herein collectively called the "Securities."

     In connection with the Registered Exchange Offer, the Company shall:

          (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b) keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

          (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

          (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer remains open; and

          (e) otherwise comply in all material respects with all applicable laws in effecting the Registered Exchange Offer.

     As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

               (i) accept for exchange all the Notes validly tendered and not withdrawn pursuant to the Registered Exchange Offer;

               (ii) deliver, or cause to be delivered, to the Trustee for cancellation all the Notes so accepted for exchange; and

               (iii) issue, and cause the Trustee to authenticate and deliver promptly to each Holder of the Notes, Exchange Notes, equal in principal amount to the Notes of each series held by that Holder so accepted for exchange.

     The Exchange Notes will not be subject to the restrictive legend set forth on the Transfer Restricted Notes or the transfer restrictions (other than in respect of minimum denominations) or bear Additional Interest other than as provided in Section 6(a)(iii) herein. The Indenture will provide that the Notes and the Exchange Notes will vote and consent together on all matters as one class and not as separate classes on any matter.

     Interest on each Exchange Note issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on those Notes, from the date of original issue of those Notes.

     The Registered Exchange Offer shall not be subject to any conditions, other than that the Registered Exchange Offer shall not violate applicable law or any applicable interpretation of the staff of the SEC and as provided in the next sentence. Each Holder participating in the Registered Exchange Offer will be required to represent to the Company at the time of the consummation of the Registered Exchange Offer:

          (a) that any Exchange Note received by that Holder will be acquired in the ordinary course of business;

          (b) that the Holder will have no arrangement or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act;

          (c) that the Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or, if it is an affiliate, that Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

          (d) if that Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, any distribution of the Exchange Notes; and

          (e) if that Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of those Exchange Notes.

     Notwithstanding any other provision hereof, the Company will ensure that
(a) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (b) any Exchange Offer Registration Statement and any amendment thereto will not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (c) any prospectus forming part of any Exchange Offer

Registration Statement, and any supplement to that prospectus, at the time of issuance will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that with respect to clauses (b) and
(c), the Company will not be liable to any Holder or Initial Purchaser for written information relating to such Holder or Initial Purchaser furnished to the Company by or on behalf of such Holder or Initial Purchaser specifically for inclusion therein.

     Section 2.  Shelf Registration.  If (a) the Company determines that a
                 ------------------
Registered Exchange Offer, as contemplated by Section 1 hereof, is not available or may not be consummated as soon as practicable after the last date the Registered Exchange Offer is open because it would violate applicable law or the applicable interpretations of the staff of the SEC, (b) the Exchange Offer Registration Statement is not effective on or prior to 220 days after the date of original issue of the Transfer Restricted Notes, (c) the Registered Exchange Offer is not consummated on or prior to 270 days after the date of original issue of the Transfer Restricted Notes, (d) the Initial Purchasers of the Transfer Restricted Notes so request with respect to the Transfer Restricted Notes not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and held by them following consummation of the Registered Exchange Offer, or (e) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer under applicable law or applicable policies of the SEC, or any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer does not receive freely tradeable Exchange Notes on the date of the exchange for validly tendered (and not withdrawn) Transfer Restricted Notes:

                 (i) The Company shall use its reasonable best efforts to prepare and file, as promptly as practicable, with the SEC and thereafter to cause to be declared effective a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"), but no Holder (other than the Initial Purchasers) is entitled to have any Transfer Restricted Notes held by it covered by that Shelf Registration Statement unless that Holder agrees in writing to be bound by all the provisions of this Agreement applicable to that Holder; and provided, however, that with respect to Exchange Notes which are attributable to Notes constituting any portion of an unsold allotment held by an Initial Purchaser, the Company may, if permitted by current interpretations of the SEC's staff and, in the opinion of the Company's counsel, sufficient to cause the Exchange Notes to be freely tradeable by such Initial Purchaser, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Items 507 and 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

                 (ii) The Company shall use all reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, until the earlier of (A) the end of the period referred to in Rule 144(k) under the Securities Act after the original issue date of the Notes expires (or the end of such longer period as may result from an extension pursuant to Section 3(j) below), provided that, if this clause (A) is relied upon, counsel to the Company shall have delivered to Lehman Brothers Inc., an opinion to the effect that the Notes included in such Shelf Registration Statement will thereafter be freely tradeable by the Holders thereof without restriction, and (B) the date on which all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto. Such period is hereinafter referred to as the "Shelf Registration Period."

               (iii) Notwithstanding any provision of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC, (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that with respect to clause (B), the Company will not be liable to any Holder or Initial Purchaser for written information relating to such Holder or Initial Purchaser furnished to the Company by or on behalf of such Holder or Initial Purchaser specifically for inclusion therein and (C) not to relate to any securities other than the Transfer Restricted Notes.

     Section 3.  Registration Procedures.  In connection with any Shelf
                 -----------------------
Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

          (a) The Company shall (i) furnish to the Initial Purchasers, prior to the filing thereof with the SEC, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall not file any such Registration Statement or amendment thereto or any prospectus or any supplement thereto (including any document that, upon filing, would be incorporated or deemed to be incorporated by reference therein and any amendment to any such document other than documents required to be filed pursuant to the Exchange Act) to which the Initial Purchasers shall reasonably object in writing, except for any Registration Statement or amendment thereto or prospectus or supplement thereto (a copy of which has been previously furnished to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Company has advised the Company in writing is required to be filed, notwithstanding any such objection, in order to comply with applicable law, (ii) include information substantially to the effect set forth (A) in Annex A hereto on the cover of the prospectus forming a part of the Exchange Offer Registration Statement, (B) in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section of such prospectus, (C) in Annex C hereto in the "Plan of Distribution" section of such prospectus, (iii) include the information set forth in Annex D hereto in the Letter of Transmittal delivered in connection with the Registered Exchange Offer, (iv) to the extent required by law or interpretation of the staff of the SEC, if requested by the Initial Purchasers, include the information required by Item 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement, and (v) to the extent required by law or interpretation of the staff of the SEC, in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders.

          (b) The Company shall notify promptly the Initial Purchasers, the Holders and any Participating Broker-Dealer from whom the Company has received prior written notice stating that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until any requisite changes have been made) and, if requested by the Initial Purchasers, the Holders or any such Participating Broker-Dealer, confirm such notice in writing:

               (i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the SEC for an amendment or supplement to the Registration Statement or the prospectus included therein or for additional information;

               (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose;

               (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

               (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

               (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

          (c) The Company shall make every reasonable effort to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement and shall provide prompt written notice to the Initial Purchasers and each Holder of the withdrawal of any such order.

          (d) The Company shall furnish to each Holder of Securities included in the Shelf Registration, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or exhibits thereto, unless a Holder so requests in writing).

          (e) The Company shall deliver to the Initial Purchasers, and to any other Holder that so requests, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or exhibits thereto, unless any such Holder or the Initial Purchasers so request in writing).

          (f) The Company shall deliver to each Holder of Securities included in the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as that Holder may reasonably request during the Shelf Registration Period. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by, and as contemplated by, the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (g) The Company shall deliver to each Initial Purchaser, any Participating Broker-Dealer and any Exchanging Dealer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as that person or entity may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by the Initial Purchasers, if necessary, any Participating Broker-Dealer and any Exchanging Dealer and such other persons as may be required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement, but no such person or entity is authorized by the Company to deliver and no such person or entity shall deliver any such prospectus more than 270 days following the consummation of the Registered Exchange Offer, in connection with any resale contemplated by this paragraph.

          (h) Prior to any public offering of Securities pursuant to any Registration Statement, the Company shall use all reasonable efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such states of the United States as any Holder of the Securities reasonably requests in writing and shall do any and all other acts or things necessary or advisable to enable that Holder to offer and sell in such jurisdictions the Securities covered by that Registration Statement owned by that Holder, but the Company is not required to (i) qualify generally or as a foreign corporation to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

          (i) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legend and in such denominations (consistent with the provisions of the Indenture and as described in the prospectus) and registered in such names as the Holders may request at least two business days prior to closing of any sale of the Securities pursuant to such Shelf Registration Statement.

          (j)  If any event contemplated by paragraphs (ii) through (vi) of
Section 3(b) above occurs during the period in which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Notes or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (vi) of Section 3(b) above to suspend the use of the prospectus until any requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealer shall suspend use of that prospectus until the Company has amended or supplemented the prospectus to correct any misstatement or omission, and the period of effectiveness of the Shelf Registration Statement provided for in
Section 2(b) above shall be extended by the number of days from and including the date of the giving of that notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received that amended or supplemented prospectus pursuant to this Section 3(j). Each Initial Purchaser, Holder and Participating Broker-Dealer agrees that on receipt of any such notice from the Company it will not distribute copies of the prospectus that are the subject of that notice and will retain those copies in its files.

          (k) Not later than the effective date of the applicable Registration Statement, the Company will obtain a CUSIP number for each series of the Transfer Restricted Notes or the Exchange Notes, as the case may be, and provide the Trustee with printed certificates for the Notes or the Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

          (l) The Company will comply with all rules and regulations of the SEC to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of the 12-month period (or 90 days, if that period is a fiscal year) that begins with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement will cover that 12-month period.

          (m) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and to contain any changes that are necessary for that qualification. If that qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions thereof.

          (n) The Company will require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding that Holder and the distribution of the Securities as the Company may from time to time reasonably request for inclusion in the Shelf Registration Statement, and to provide comments on the Shelf Registration Statement, and the Company may exclude from that registration the Securities of any Holder that unreasonably fails to furnish that information and those comments within a reasonable time after receiving that request.

          (o) In the case of any Shelf Registration, the Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as the Holders of a majority of the Securities being sold shall reasonably request in order to facilitate the disposition of the Securities pursuant to that Shelf Registration; provided that the Company shall have no obligation to pay fees and expenses of counsel to the underwriters and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Securities by a Holder.

          (p) In the case of any Shelf Registration, the Company shall make available for inspection by a single representative of the Holders of Securities being sold, one firm of legal counsel and an accountant or a single accounting firm retained by those Holders, in a manner designed to permit underwriters to satisfy their due diligence investigation under the Securities Act, all financial and other records, pertinent corporate documents and properties of the Company customarily inspected by underwriters in primary underwritten offerings and shall cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by, and customarily supplied in connection with primary underwritten offerings to, any such representative, attorney or accountant in connection with that registration, but any records, information or documents that are designated by the Company as confidential at the time of delivery thereof shall be kept confidential by those persons, unless (i) those records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of those records, information or documents is required by a court or administrative order or (iii) disclosure of those records, information or documents, in the written opinion of counsel to those persons, is otherwise required by law (including, without limitation, pursuant to the Securities Act).

          (q) In the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall: (i) cause its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to the selling Holder and the managing underwriters, if any, covering matters customarily covered in opinions requested in underwritten offerings; (ii) cause its officers to execute and deliver such documents and certificates and updates thereof as may be reasonably requested by any underwriter of the applicable Securities, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to, and to evidence compliance with any customary conditions contained in, an underwriting agreement and to provide indemnification and contribution on terms no less favorable than those set forth in Section 5 hereof with respect to all parties to be indemnified (including, without limitation, selling Holders and underwriters); and (iii) cause its independent public accountants to provide to the selling Holders of the applicable Securities (and any underwriter therefor) a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

          (r) (i) Upon consummation of a Registered Exchange Offer, the Company shall, if requested by the Trustee, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders participating in the Registered Exchange Offer and which includes an opinion that (A) the Company has duly authorized, executed and delivered the Exchange Notes and (B) each of the Exchange Notes constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms (with customary exceptions);

               (ii) In the case of any Exchange Offer Registration Statement, the Company shall deliver to the Initial Purchasers or to another representative of the Participating Broker-Dealers, if requested by any such Initial Purchasers or such other representative of the Participating Broker-Dealers, on behalf of the Participating Broker-Dealers, upon consummation of the Exchange Offer (A) an opinion of counsel in form and substance reasonably satisfactory to the Initial Purchasers or such other representative of the Participating Broker-Dealers, covering matters customarily covered in opinions requested in connection with Exchange Offer Registration Statements and such other matters as may be reasonably requested, (B) an officer's certificate containing certifications and updates thereof substantially similar to those set forth in certificates delivered pursuant to Section 7 of the Note Purchase Agreement and such additional certifications as are customarily delivered in primary underwritten offerings, and (C) a comfort letter, in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement on Auditing Standards No. 72.

          (s) If a Registered Exchange Offer is to be consummated, upon delivery of the Notes by Holders to the Company (or to any other Person designated by the Company) in exchange for the Exchange Notes, the Company shall mark, or caused to be marked, on the Notes so exchanged that those Notes are being canceled in exchange for the Exchange Notes, and in no event shall the Notes be marked as paid or otherwise satisfied.

          (t) If any broker-dealer registered under the Exchange Act underwrites any Securities or participates as a member of an underwriting syndicate or selling group or "assists in the distribution" (within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of those Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of those Rules and By-Laws, including by (i) if those Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to those Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by that Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in
Section 5 hereof, and (iii) providing such information to that broker-dealer as may be required in order for that broker-dealer to comply with the requirements of the Conduct Rules of the NASD.

          (u) The Company will be deemed not to have used its best efforts to cause the Exchange Offer Registration Statement or a required Shelf Registration, as the case may be, to become, or to remain, effective at the requisite date or during the requisite period if the Company voluntarily takes any action that would result in such Registration Statement not being declared effective or in the Holders not being able to exchange or offer and sell their securities during that period, unless such action by the Company is required by law.

     Section 4.  Registration Expenses.  The Company shall pay all fees and
                 ---------------------
expenses incident to the performance of or compliance with this Agreement by the Company including, without limitation: (a) all SEC, stock exchange or NASD registration and filing fees; (b) all fees and expenses incurred in connection with compliance with state securities or Blue Sky laws (including reasonable fees and disbursements of Winthrop, Stimson, Putnam & Roberts as counsel for any underwriters or Holders in connection with Blue Sky qualification of any of the Securities); (c) all out of pocket expenses of any persons retained by the Company in connection with preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any prospectus, any amendment or supplement to either thereof, any underwriting agreement, securities sales agreement or other document relating to the performance of and compliance with this Agreement; (d) all rating agency fees; (e) the fees and disbursements of counsel for the Company and, in the event of a Shelf Registration, the reasonable fees and disbursements of Winthrop, Stimson, Putnam & Roberts as counsel for the Holders and of the independent public accountants of the Company, including the expense of any special audit or "cold comfort" letter required by or incident to that performance and compliance, but excluding fees and expenses of counsel to the underwriters and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Securities by a Holder and; (f) the fees and expenses of the Trustee, and any paying agent, exchange agent or custodian.

     Section 5.  Indemnification.  (a)  The Company agrees to indemnify and hold
                 ---------------
harmless each Holder of Securities, any Participating Broker-Dealer, and each person, if any, who controls that Holder or Participating Broker-Dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, that Holder or Participating Broker-Dealer, from and against any and all losses, claims, damages, liabilities or expenses, as and when incurred, (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or the related prospectus (as amended or supplemented if the Company shall have furnished any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based on information relating to that Holder or Participating Broker-Dealer furnished to the Company in writing by that Holder or Participating Broker-Dealer expressly for use therein, but the foregoing indemnity in respect of any prospectus will not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling or affiliated with that Holder or Participating Broker-Dealer, if a copy of an amendment or supplement to the prospectus (furnished by the Company on a timely basis) was not sent or given by or on behalf of that Holder or Participating Broker-Dealer to that person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to that person, and if such amendment or supplement would have cured the defect giving rise to that loss, claim, damage or liability.

          (b) Each Participating Broker-Dealer and Holder of Securities, severally and not jointly, agrees to indemnify and hold harmless the Company, other selling Holders and Participating Broker-Dealers, directors of the Company, the officers of the Company who sign a Registration Statement and each person, if any, who controls the Company or any selling Holder or Participating Broker-Dealer, within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to that Holder or Participating Broker-Dealer, but only with reference to information relating to that Holder or Participating Broker-Dealer furnished to the Company in writing by that Holder or Participating Broker-Dealer expressly for use in a Registration Statement, any preliminary prospectus, prospectus or any amendment or supplement to any thereof.

          (c) If any proceeding (including any governmental investigation) is instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, that person (the "indemnified party") shall promptly notify the person against whom that indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in that proceeding and shall pay the fees and expenses of that counsel related to that proceeding; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party on account of this indemnity (except to the extent that the indemnifying party is materially prejudiced by such failure) or otherwise. In any such proceeding, any indemnified party may retain its own counsel, but the fees and expenses of that counsel will be at the expense of that indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of that counsel, (ii) the indemnifying party does not assume the defense of such proceeding in a timely manner or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or another indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. If an indemnified party includes (x) the Initial Purchasers or such controlling persons of the Initial Purchasers, that firm will be designated in writing by Lehman Brothers Inc.; or
(y) Holders of Securities (other than the Initial Purchasers) or controlling persons of those Holders, that firm will be designated in writing by the Holders of a majority in aggregate principal amount of those Securities. In all other cases, the Company will designate that firm. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with that consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of that settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party has requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) that settlement is entered into more than 45 days after receipt by the indemnifying party of the aforesaid request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with that request prior to the date of that settlement. No indemnifying party may, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of a judgment with respect to, any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by that indemnified party, unless that settlement, compromise or judgment (i) includes an unconditional release of that indemnified party from all liability on claims that are the subject matter of that proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Participating Broker-Dealer and Holder on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Participating Broker-Dealer and Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Participating Broker-Dealer and Holder on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total fees received by each Participating Broker-Dealer and Holder in connection with the offering of the Notes bear to the total price of the Notes as set forth on the cover page of the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or each Participating Broker-Dealer and Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' and Participating Broker-Dealers' respective obligations to contribute pursuant to this Section 5 are several in proportion to the respective amount of Notes they have purchased, not joint.

          (e) The Company, each Participating Broker-Dealer and each Holder agree that it would not be just or equitable if contribution pursuant to this
Section 5 were determined by pro rata allocation or by any other method of
                             --------
allocation that does not take account of the equitable considerations referred to in subsection (d) of this Section 5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in subsection (d) above is deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by that indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder of Securities is required to contribute any amount in excess of the amount by which the total price at which the Securities sold by that Holder pursuant to a Registration Statement were sold exceeds the amount of any damages that Holder has otherwise been required to pay by reason of that untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) is entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)  The indemnity and contribution provisions contained in this
Section 5 will remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or Participating Broker-Dealer or any person controlling that Holder or Participating Broker-Dealer or by or on behalf of the Company, their respective officers or directors or any person controlling the Company, and
(iii) the sale of the Securities. The remedies provided for in this Section 5 are not exclusive and do not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

     Section 6.  Additional Interest Under Certain Circumstances.  (a)
                 -----------------------------------------------
Additional interest (the "Additional Interest") with respect to the Securities will be assessed as follows if any of the following events occurs (each event identified in clause (i), (ii), (iii), (iv) or (v) below, an "Additional Interest Event"):

               (i) If the Exchange Offer Registration Period is not closed and all Transfer Restricted Notes properly tendered to the Company have not been exchanged for Exchange Notes on or prior to 270 days after the original issue date of the Notes; or

               (ii) If, after the Exchange Offer Registration Statement is declared effective, such Exchange Offer Registration Statement thereafter ceases to be effective at any time during the required period specified within this Agreement; or

               (iii) If the Company ceases to maintain its status as a reporting company under the Exchange Act whether or not the SEC rules and regulations require the Company to maintain that status (unless the SEC will not accept the filing of the applicable reports); or

               (iv) Whether or not the Registered Exchange Offer is consummated, any required Shelf Registration Statement is not filed as promptly as practicable, and in any event within 45 days, following the event giving rise to the requirement to file a Shelf Registration Statement in accordance with this Agreement; or

               (v) If, after any Shelf Registration Statement is declared effective, (A) such Shelf Registration Statement thereafter ceases to be effective during the Shelf Registration Period; or (B) such Shelf Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Notes during the Shelf Registration Period (except as permitted in paragraph (b) of this Section
     6) because either (1) any event occurs as a result of which the related prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Shelf Registration Statement, or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

          Additional Interest shall accrue on the Transfer Restricted Notes over and above the interest set forth in the title of the applicable series of the Notes from and including the date on which any such Additional Interest Event shall occur to, but excluding, the date on which all such Additional Interest Events have been cured or terminated, at a rate of 0.50% per annum and such Additional Interest shall be payable in accordance with Section 6(c). In the event that more than one of the aforementioned Additional Interest Event occurs at the same time, the maximum increase in the interest rate applicable to the Notes shall be 0.50% per annum.

          (b) An Additional Interest Event referred to in Section 6(a)(v) is deemed not to be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) that Additional Interest Event has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company, when such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) the occurrence of other material events or developments with respect to the Company or its Affiliates that would need to be described in such Shelf Registration Statement or the related prospectus, and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe those events or, in the case of material developments that the Company determines in good faith must remain confidential for business reasons, the Company is proceeding promptly and in good faith to take such steps as are necessary so that those developments need no longer remain confidential, but in any case, if any Additional Interest Event (including any referred to in clause
(x) or (y), above) continues for a period in excess of 45 days, Additional Interest will be payable in accordance with the above paragraph from the day following the last day of that 45-day period until the date on which that Additional Interest Event is cured.

          (c) Any Additional Interest payable will be payable on the regular interest payment dates with respect to the Notes, in the same manner as the manner in which regular interest is payable. The amount of Additional Interest for any period will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes of the applicable series, multiplied by a fraction, the numerator of which is the number of days that Additional Interest rate was applicable during that period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

          (d) "Transfer Restricted Note" means each Note until: (i) the date on which that Note has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Note in the Registered Exchange Offer; (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of a Transfer Restricted Note for an Exchange Note, the date on which that Exchange
Note is sold to a purchaser who receives from that broker-dealer on or prior to the date of that sale a copy of the prospectus constituting part of the Exchange Offer Registration Statement; (iii) the date on which that Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which that Note is distributed to the public pursuant to Rule 144 under the Securities Act or becomes freely tradeable pursuant to Rule 144(k) under the Securities Act.

     Section 7.  Rules 144 and 144A.  The Company shall use its best efforts to
                 ------------------
file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner. If at any time the Company is not required to file those reports, it will, upon the request of any Holder of Transfer Restricted Notes, make publicly available other information so long as is necessary to permit sales of Securities pursuant to Rules 144 and 144A and otherwise as required by the Indenture. The Company covenants that it will take such further action as any Holder of Transfer Restricted Notes may reasonably request, all to the extent required from time to time to enable that Holder to sell Transfer Restricted Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). Upon request by an Initial Purchaser, the Company will provide a copy of this Agreement to prospective purchasers of Notes identified in writing to the Company by that Initial Purchaser. Upon the request of any Holder of Transfer Restricted Notes, the Company shall deliver to that Holder a written statement as to whether it has complied with those requirements. Notwithstanding the foregoing, nothing in this Section 7 requires the Company to register any of its securities under the Exchange Act.

     Section 8.  Underwritten Registrations.  If any of the Transfer Restricted
                 --------------------------
Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes included in that offering, but the Managing Underwriters must be reasonably satisfactory to the Company.

     No person may participate in any underwritten registration hereunder unless that person (a) agrees to sell that person's Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve those arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of those underwriting arrangements.

     Section 9.  Miscellaneous.  (a) Amendments and Waivers.  The provisions of
                 -------------       ----------------------
this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected thereby; provided that no amendment, modification or supplement with respect to Section 6 hereof shall be effective as against any Holder unless such amendment, modification or supplement either
(i)
shall have no adverse effect on the Holder or (ii) such Holder shall have consented to such amendment, modification or supplement.

          (b)  Notices.  All statements, requests, notices and agreements
               -------
hereunder shall be made in writing, and:

               (i) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285, Attention: John Veech (Fax:
     212-526-4827), with a copy to Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004-1490, Attention: David P. Falck, Esq. (Fax: 212-858-1500); and

               (ii) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Ameren Energy Generating Company, One Ameren Plaza, 1901 Chouteau Avenue, P.O. Box 66149, MC 1300, St. Louis, Missouri 63166-6149, Attention: General Counsel (Fax: 314-554-4014), with a copy to Jones, Day, Reavis & Pogue, 77 W. Wacker Drive, Chicago, Illinois 60601,
     Attention: William J. Harmon. (Fax: 312-782-8585).

All such notices and communications will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) three business days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt is acknowledged by the recipient's facsimile machine operator, if sent by facsimile transmission; or (D) on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

          (c)  No Inconsistent Agreements.  The Company has not, as of the date
               --------------------------
hereof, entered into, nor will it, on or after the date hereof, enter into, any agreement with respect to the Securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with this Agreement.

          (d)  Successors and Assigns.  This Agreement is binding on the Company
               ----------------------
and its successors and assigns.

          (e)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed will constitute an original and all of which taken together will constitute one and the same agreement.

          (f)  Governing Law.  This Agreement is governed by, and is to be
               -------------
construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

          (g)  Severability.  If any one or more of the provisions contained
               ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein is not affected or impaired thereby.

          (h)  Securities Held by the Company.  Whenever the consent or approval
               ------------------------------
of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates will not be counted in determining whether that consent or approval was given by the Holders of that required percentage.

          (i)  Specific Performance.  Without limiting the remedies available to
               --------------------
the Holders, the Company acknowledges that any failure by it to comply with their obligations under Section 1 or Section 2 hereof may result in material irreparable injury to the Holder for which there is no adequate remedy at law, that it would not be possible to measure damages for such failure precisely and that, in the event of any such failure, any Holder may obtain such relief as is necessary to enforce specifically the obligations of the Company.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.



                                          Very truly yours,
                                          AMEREN ENERGY GENERATING
                                          COMPANY

                                          By:         /s/ Jerre E. Birdsong
                                             -----------------------------------
                                               Name:  Jerre E. Birdsong
                                               Title: Treasurer

Accepted as of the date hereof

Lehman Brothers Inc.
Chase Securities Inc.
Banc of America Securities, LLC
Banc One Capital Markets, Inc.
BNY Capital Markets, Inc.

By:  LEHMAN BROTHERS INC.



By:    /s/ Jane E. Hawkins
   -----------------------------
     Name:  Jane E. Hawkins
     Title: Vice President

                                                                         ANNEX A

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 270 days after the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                                                         ANNEX B

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, that were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. See "Plan of Distribution."

                                                                         ANNEX C

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes when those Notes were acquired as a result of market making activities or other trading activities. The Company has agreed that, for a period of 270 days after the consummation of the Exchange Offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _____________, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus./1/

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by any broker-dealer for its own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of those methods of resale, at market prices prevailing at the time of resale or at prices related to those prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of those Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 270 days after the Expiration Date the Company will promptly send additional copies of this Prospectus, and any amendment or supplement to this Prospectus, to any broker-dealer that requests those documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any broker or dealer and transfer taxes, if any, and will indemnify the Holders of the Securities (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.


__________________
     /1/   In addition, the legend required by Item 502(b) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

                                                                         ANNEX D

     [_] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENT OR SUPPLEMENT THERETO.

          Name:
          Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.